EXHIBIT 4.15
                                                     ------------


         WARRANT TO PURCHASE COMMON STOCK OF CADIZ INC.

             (Initial Mandatory Conversion Warrant)

                       *****************

    THE WARRANTS AND WARRANT SHARES HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE WARRANTS AND THE WARRANT SHARES MAY NOT BE SOLD UNLESS
    THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE
      WARRANTS AND WARRANT SHARES OR THERE IS AVAILABLE AN
       EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
               SECURITIES ACT OF 1933 AS AMENDED.

   Void after 5:00 p.m. New York Time, on the Expiration Date.
        Warrant to Purchase [  ] Shares of Common Stock.

                WARRANT TO PURCHASE COMMON STOCK
                               OF
                           CADIZ INC.
             (Initial Mandatory Conversion Warrant)

     This is to Certify that, FOR VALUE RECEIVED, [Investor] ("Investor"), or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Cadiz Inc., a Delaware corporation ("Company"), [ ] ( ) shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at a price per share equal to the Initial Conversion Price of the Company's Series E-1 Preferred Stock (as defined in the Certificate of Designations of the Company's Series E-1 Preferred Stock) at any time during the period commencing on the Mandatory Conversion Date, as defined in the Company's Certificate of Designations of Series E-1 Preferred Stock (the "Initial Exercise Date") to the third anniversary of the Initial Exercise Date (the "Expiration Date"), but not later than 5:00 p.m., New York Time, on the Expiration Date. The shares of Common Stock (or other stock or securities) deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of each share of Common Stock (as such price may be adjusted from time to time as provided herein or in the Registration Rights Addendum attached to the Subscription Agreement dated as of even date herewith between [Investor] and the Company (the "Subscription Agreement")) is hereinafter sometimes referred to as the "Exercise Price."

     Notwithstanding anything to the contrary set forth herein, this Warrant shall not be exercisable by the Holder unless the Mandatory Conversion Date occurs on or prior to the first anniversary of the date set forth on the signature page hereof. Should the Mandatory Conversion Date not have occurred on or prior to the first anniversary of the date set forth on the signature page hereof, then this Warrant shall immediately and without the requirement of notice be canceled and shall be of no further force and effect.

     (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after the Initial Exercise Date and until the Expiration Date, or if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Holder may exercise this Warrant, in whole or in part, without the payment of any cash or other property, by presentation and surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Purchase Form duly executed and accompanied by a written request from the Holder instructing the Company to issue to the Holder a number of Warrant Shares equal to the product of
(1) a fraction, (i) the numerator of which shall be the excess of the current market price (as defined in Section (f)(8) below) of the Common Stock on the date preceding the date of such exercise of the Warrant over the then Exercise Price per Warrant Share and
(ii) the denominator of which shall be the current market price (as defined in Section (f)(8) below) of the Common Stock on such date, times (2) the number of Warrant Shares as to which the Warrant is being exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section (a), except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Purchase Form.

     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times following the Initial Exercise Date there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock (or other stock or securities deliverable upon exercise of this Warrant) as shall be required for issuance and delivery upon exercise of this Warrant. All shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and other encumbrances.

     (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of the Company, and reasonably acceptable to the Holder.

     (d)  EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.
This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is transferable and may be assigned or hypothecated, in whole or in part, at any time and from time to time from the date hereof. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant registered in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonably satisfactory indemnification and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. Furthermore, the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. In addition, the holder of this Warrant, by accepting the same, agrees that the Company and the transfer agent may deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

     (f) ANTI -DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant (the "Warrant Shares") shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the Warrant Shares shall be subject to adjustment as follows:

          (1) In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock in shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that such Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which is the number of shares of Common Stock outstanding on such record date or effective date, and the denominator of which is the number of shares of Common stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $8.00 per share, the adjusted Exercise Price immediately after such event would be $4.00 per share.

          Such adjustment shall be made successively whenever any event listed in this Subsection (1) shall occur.

          (2) In case the Company shall hereafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the Exercise Price on the record date mentioned below, then the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

               (3) In case the Company shall hereafter declare any dividend outside the ordinary course of business ("extraordinary dividend") to all holders of its Common Stock(excluding those referred to in Subsections (1) or (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the aggregate fair market value (as determined in good faith by the Company's Board of Directors and reasonably acceptable to the holders of a majority of the Series E-1 Preferred Stock) of said extraordinary dividend, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock.

          Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (4) In case the Company shall issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise or conversion of options or other equity securities granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders (if required), if such shares would otherwise be included in this Subsection (4) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed in the aggregate 13% of the Company's Common Stock outstanding as of the date hereof), (iii) upon exercise of convertible securities outstanding at the date hereof, this Warrant, or any convertible securities issued subsequent to the date hereof which are convertible into Common Stock at an exercise price equal or greater to the Exercise Price as of the date upon which the conversion or exercise price for such securities is fixed (notwithstanding any subsequent adjustment of such exercise price as may be provided under the terms of such convertible security), (iv) upon the exercise of any convertible security as to which the Exercise Price has already been adjusted pursuant to Subsection (5) below, and (v) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights) for a consideration per share less than the Exercise Price, then on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for the issuance of such additional shares would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

          Such adjustment shall be made successively whenever such an issuance is made.

          (5) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (2) and (3) above) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (7) below less than the Exercise Price in effect as of the date upon which the conversion or exercise price for such securities is fixed, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received determined as provided in Subsection (7) below) for such securities would purchase at such Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate.

          Such adjustment shall be made successively whenever such an issuance is made.

          (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1),
      (2), (3), (4) and (5) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

          (7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

                     (A)  in the case of the issuance of shares
           of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith:

                     (B)  in the case of the issuance of shares
           of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof) and reasonably acceptable to the Holder; and

                     (C)  in the case of the issuance of
           securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection
           (7)).

          (8) For the purpose of any computation under Subsections (2), (3), (4) and (5) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the last reported bid and asked prices as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, of if not so available, the fair market price as determined in good faith by the Board of Directors and reasonably acceptable to the Holder.

          (9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to reduce the Exercise Price, in addition to those changes required by this Section (f), as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution or evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Section (f) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to such holders of its Common Stock or securities convertible into Common Stock.

          (10) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to
      (9), inclusive above. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment absent manifest error or negligence.

          (11) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

     (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price or number of Warrant Shares shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price or number of Warrant Shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Sections (a) and (d) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to such Holder or any such holder.

     (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of or class of its capital stock or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, sale, lease, or transfer of all or substantially all of the property and assets of the Company to another entity, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the record date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or offer of rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, transfer, sale dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall be entitled to receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease, transfer, sale, dissolution, liquidation or winding up.

     (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease, or conveyance to another entity of all or substantially all of the property and assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that such Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The Company shall not effect any such reorganization, consolidation, merger, sale or conveyance (i) unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such reorganization, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to each holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision herein to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (ii) in which the Company, as opposed to another party to the reorganization, consolidation, merger, sale or conveyance, shall be required under any circumstances to make a cash payment at any time to the holders of this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations, and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution, or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

     (j) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Holder of this Warrant or of the Warrant Shares shall have such registration rights with respect to this Warrant and the Warrant Shares as are set forth in that certain Registration Rights Addendum to Subscription Agreement dated concurrently herewith by and between the Company and the Holder (the "Registration Rights Addendum").

     (k) FURTHER ADJUSTMENT TO EXERCISE PRICE. In addition to any adjustments provided for in Section (f) hereof, the Exercise Price in effect at any time shall also be subject to adjustment pursuant to the liquidated damages provisions of the Registration Rights Addendum.


                              CADIZ INC.


                              By:________________________________
                                 Stanley E. Speer
                                 Chief Financial Officer

Dated:  October 22, 2001

                          PURCHASE FORM

                                   Dated: ___________________

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________shares of Common Stock and hereby makes payment of _____________in payment of the actual exercise price thereof.


             INSTRUCTIONS FOR REGISTRATION OF STOCK


Name ______________________________________________
      (Please typewrite or print in block letters)

Address  ___________________________________________

        ___________________________________________

Signature ___________________________________________


                         ASSIGNMENT FORM

     FOR VALUE RECEIVED, ______________________hereby sells, assigns and transfers unto


Name ______________________________________________________
     (Please typewrite or print in block letters)

Address
________________________________________________________________
the right to purchase Common Stock represented by this Warrant to the extent of ____________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date ____________________



Signature ________________________